Exhibit 99.1

Pike Reports Strong Revenue and Earnings Growth in Fiscal First Quarter 2013

Revenue Increases 42% to Record $244.6 Million; EPS Increases 271% to $0.26 per Diluted Share

MOUNT AIRY, N.C.--(BUSINESS WIRE)--November 5, 2012--Pike Electric Corporation (NYSE: PIKE), one of the nation’s leading energy solutions providers, today reported fiscal first quarter 2013 results for the period ended September 30, 2012. Total revenue in the first quarter was a record high $244.6 million, up 42% compared to $171.8 million in the year-ago period. Net income in the first quarter totaled $9.3 million, or $0.26 per diluted share. By comparison, net income totaled $2.6 million, or $0.07 per diluted share, in the year-ago period.

Total revenue included storm-related services of $50.2 million in the first quarter, compared to $34.8 million in the same quarter last year. Gross profit in the fiscal first quarter 2013 totaled $36.9 million, or 15.1% of revenue. By comparison, gross profit totaled $23.9 million, or 13.9% of revenue, in the year-ago period. General and administrative expenses totaled $19.5 million, or 8.0% of revenue. By comparison, general and administrative expenses totaled $16.0 million, or 9.3% of revenue, in the year-ago period.

As a result of the acquisition of UC Synergetic (“UCS”), the Company has adopted two reportable segments for financial reporting purposes: Construction and All Other Operations. Construction performs installation, maintenance and repair of power delivery systems, including storm restoration services. All Other Operations performs siting, permitting, engineering and design of power and telecommunications delivery systems, including storm assessment and inspection services.

Construction revenue totaled $203.4 million, up 30% compared to $156.0 million in the year-ago period. Income from operations in the Construction segment totaled $16.6 million, compared to $8.6 million in the year-ago period. All Other Operations revenue totaled a record high $41.2 million, up 161% compared to $15.8 million in the year-ago period. Income from operations in the All Other Operations segment totaled $2.1 million, compared to $(0.6) million in the year-ago period. The accompanying ‘segment results’ table provides eliminations and other adjustments that reconcile the segment revenues and income from operations amounts to consolidated results.

“We had a tremendous start to our fiscal year 2013,” said J. Eric Pike, Chairman and CEO of Pike. “Our strong first quarter performance reflects the sustained growth trends in all areas of our construction business, the addition of UCS, plus a relatively high volume of storm restoration activity.”

Conference Call

The Company will host a conference call at 11:00 a.m. Eastern on Tuesday, November 6. The call can be accessed by dialing (888) 359-3627, or (719) 325-2495 for international callers. The confirmation code for the live call is 3855455. Interested parties may also listen to a simultaneous webcast via the "Investor Center" on the Company's website at www.pike.com.

A replay will be made available shortly after the live call is completed and can be accessed by dialing (858) 384-5517. The confirmation code for the replay is 3855455. The replay will remain available until midnight Eastern on November 13. An on-demand replay of the conference call will remain available online for a limited time following the conclusion of the call.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30,

	2012	2011

Revenues	$244,613	$171,791
Cost of operations	207,691	147,937

Gross profit	36,922	23,854
General and administrative expenses	19,468	16,017
(Gain) loss on sale of property and equipment	(130)	158

Income from operations	17,584	7,679
Other expense (income):
Interest expense	2,123	3,493
Other, net	(21)	(3)

Total other expense	2,102	3,490

Income before income taxes	15,482	4,189
Income tax expense	6,200	1,585

Net income	$9,282	$2,604

Earnings per share:
Basic	$0.26	$0.08
Diluted	$0.26	$0.07

Shares used in computing earnings per share:
Basic	35,048	34,178
Diluted	35,355	34,807

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	June 30,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,309	$1,601
Accounts receivable, net	129,078	91,059
Costs and estimated earnings in excess of billings
on uncompleted contracts	80,270	66,414
Inventories	13,554	15,348
Prepaid expenses and other	7,006	9,001
Deferred income taxes	7,868	9,722
Total current assets	239,085	193,145
Property and equipment, net	175,475	174,655
Goodwill	153,657	122,932
Other intangibles, net	81,366	43,617
Deferred loan costs, net	2,123	2,175
Other assets	2,195	1,624
Total assets	$653,901	$538,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,224	$26,206
Accrued compensation	27,401	28,703
Billings in excess of costs and estimated earnings
on uncompleted contracts	4,364	5,318
Accrued expenses and other	14,861	7,551
Current portion of insurance and claim accruals	10,611	11,525
Total current liabilities	88,461	79,303
Revolving credit facility	207,500	123,000
Insurance and claim accruals, net of current portion	4,233	3,956
Deferred compensation	5,946	5,578
Deferred income taxes	58,085	46,749
Other liabilities	2,846	2,637
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 authorized
shares; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 authorized shares; 35,114 and 35,052 shares issued and outstanding
at September 30, 2012 and June 30, 2012, respectively	6,428	6,428
Additional paid-in capital	173,762	173,060
Accumulated other comprehensive loss, net of taxes	(79)	-
Retained earnings	106,719	97,437
Total stockholders’ equity	286,830	276,925
Total liabilities and stockholders’ equity	$653,901	$538,148

PIKE ELECTRIC CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three months ended September 30,

	2012	2011
Construction
Core services	$156,478	$121,217
Less: Intercompany eliminations	(27)	-

Core services, net	156,451	121,217
Storm restoration services	46,973	34,792

Revenues, net	203,424	156,009
Income from operations	16,580	8,589
Depreciation and amortization	9,071	9,278
Purchases of property and equipment	7,759	7,611

All Other Operations
Core services	$49,003	$15,782
Less: Intercompany eliminations	(11,037)	-

Core services, net	37,966	15,782
Storm assessment and inspection services	3,223	-

Revenues, net	41,189	15,782
Income (loss) from operations	2,074	(600)
Depreciation and amortization	1,314	424
Purchases of property and equipment	348	-

Eliminations and Other Adjustments
Revenues	$-	$-
Loss from operations	(1,070)	(310)
Depreciation and amortization	-	-
Purchases of property and equipment	-	-

Total
Core services	$205,481	$136,999
Less: Intercompany eliminations	(11,064)	-

Core services, net	194,417	136,999
Storm-related services	50,196	34,792

Revenues, net	244,613	171,791
Income from operations	17,584	7,679
Depreciation and amortization	10,385	9,702
Purchases of property and equipment	8,107	7,611

CONTACT:
Pike Electric Corporation
Investor Relations Contact, 336-719-4622
IR@pike.com